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                                                                    EXHIBIT 3.7

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                        ZENITH NATIONAL INSURANCE CORP.


          The undersigned, Stanley R. Zax, President, and Donald C. Lieb, Secretary, of Zenith National Insurance Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certify as follows:

          FIRST: That a majority of the board of directors of the corporation adopted a resolution approving the following amendment to the Certificate of Incorporation of the corporation:

                    RESOLVED, that this Board does hereby adopt and
               approve, and recommends that the stockholders of the Company approve, the amending of Article Ninth of the Company's Certificate of Incorporation to read as follows:

                    "NINTH: The corporation shall, to the full extent
               permitted by Section 145 of the Delaware General
               Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

                    "A director of the corporation shall not be
               personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability
               (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
               Section 174 of the Delaware General Corporation Law or
               (iv) for any transaction from which

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               the director derives an improper personal benefit."

          SECOND: That a majority of the outstanding stock entitled to vote on the foregoing amendment was voted in favor of the amendment at the May 19, 1987 Annual Meeting of Stockholders.

          THIRD: That the foregoing amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, this certificate has been signed by Stanley R. Zax, President, and Donald C. Lieb, Secretary, of Zenith National Insurance Corp., this 19th day of May, 1987.

                                          /s/ STANLEY R. ZAX
                                          ---------------------------------
                                          Stanley R. Zax
                                          President


/s/ DONALD C. LIEB
----------------------------------
Donald C. Lieb
Secretary




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